                                                                    Exhibit 99.2


                        enCOMMERCE, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999

                  (With Independent Auditors' Report Thereon)
                        enCOMMERCE, INC. AND SUBSIDIARIES







                                Table of Contents



                                                                        Page

Independent Auditors' Report                                              1

Consolidated Balance Sheets                                               2

Consolidated Statements of Operations and Comprehensive Loss              3

Consolidated Statements of Shareholders' Equity                           4

Consolidated Statements of Cash Flows                                     5

Notes to Consolidated Financial Statements                                6

[KPMG LOGO APPEARS HERE]

500 E. Middlefield Road                         Telephone 650 404 5000
Mountain View, CA 94043                         Fax 650 960 0566

                         Independent Auditors' Report

The Board of Directors
enCommerce, Inc.:

We have audited the accompanying consolidated balance sheets of enCommerce, Inc. and subsidiaries (the Company) as of March 31, 2000 and June 30, 1999, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the nine months ended March 31, 2000, and the year ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of enCommerce, Inc. and subsidiaries as of March 31, 2000 and June 30, 1999, and the results of their operations and their cash flows for the nine months ended March 31, 2000, and the year ended June 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California
July 7, 2000
                        enCOMMERCE, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets



                                                                                 March 31,        June 30,
                                     Assets                                        2000             1999
                                                                               ------------      ------------
Current assets:
     Cash and cash equivalents                                                 $ 33,803,369      $ 10,813,819
     Accounts receivable, less allowance for doubtful accounts of $120,000
        and $50,000 as of March 31, 2000 and June 30, 1999, respectively          5,352,979         3,348,511
     Prepaids and other current assets                                              370,200           233,310
                                                                               ------------      ------------

                 Total current assets                                            39,526,548        14,395,640

Property and equipment, net                                                       2,412,820         1,206,240
Other assets                                                                        504,770           102,012
                                                                               ------------      ------------
                 Total assets                                                  $ 42,444,138      $ 15,703,892
                                                                               ============      ============

                             Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                                          $  1,300,204      $    992,382
     Accrued expenses                                                             2,290,119         1,338,097
     Deferred revenue                                                             1,465,130           939,934
     Current portion of notes payable                                                    --           82,752
     Current portion of capital lease obligations                                   213,438           150,820
     Customer deposits                                                              255,076           371,035
     Income taxes payable                                                           153,535             9,100
                                                                               ------------      ------------

                 Total current liabilities                                        5,677,502         3,884,120
                                                                               ------------      ------------

Long-term liabilities:
     Notes payable, net of current portion                                               --            6,903
     Capital lease obligations, net of current portion                              476,163           549,682
     Other long-term liabilities                                                    144,960            77,594
                                                                               ------------      ------------
                 Total long-term liabilities                                        621,123           634,179
                                                                               ------------      ------------
                 Total liabilities                                                6,298,625         4,518,299
                                                                               ------------      ------------

Commitments and contingencies

Series D mandatorily redeemable convertible preferred stock; no par value;
     4,792,086 shares authorized; 3,963,114 shares issued and outstanding        35,130,179                --
                                                                               ------------      ------------

Shareholders' equity:
     Convertible preferred stock:
     Series A; no par value; 2,798,508 shares authorized;
     1,675,538 shares issued and outstanding                                      4,490,439         4,490,439
     Series B, no par value; 2,000,000 shares authorized;
     1,634,020 shares issued and outstanding                                      5,871,486         5,871,486
     Series C, no par value; 3,614,458 shares authorized;
     3,614,338 shares issued and outstanding                                     14,958,295        12,096,743
     Common stock, $0.0003 par value; 29,263,546 shares authorized;
        8,243,063 and 5,445,206 shares issued and outstanding as of                   2,473             1,634
        March 31, 2000 and June 30, 1999, respectively
     Additional paid-in capital                                                  10,489,840         1,915,763
     Deferred compensation                                                       (8,501,926)       (1,207,141)
     Notes receivable                                                              (100,000)               --
     Accumulated other comprehensive income (loss)                                   11,040            (8,642)
     Accumulated deficit                                                        (26,206,313)      (11,974,689)
                                                                               ------------      ------------

                 Total shareholders' equity                                       1,015,334        11,185,593
                                                                               ------------      ------------

                 Total liabilities and shareholders' equity                    $ 42,444,138        15,703,892
                                                                               ============      ============


See accompanying notes to consolidated financial statements.

                        enCOMMERCE, INC. AND SUBSIDIARIES

          Consolidated Statements of Operations and Comprehensive Loss


                                                             NINE
                                                         MONTHS ENDED       YEAR ENDED
                                                          MARCH 31,          JUNE 30,
                                                             2000              1999
                                                         ------------      ------------
Revenues:
     Software licenses                                   $  5,383,648       $ 4,488,137
     Maintenance                                            1,052,458           332,445
     Professional services                                  4,343,740         2,055,012
                                                         ------------      ------------
           Total revenues                                  10,779,846         6,875,594
                                                         ------------      ------------

Cost of revenues:
     Software licenses                                         91,187            89,748
     Maintenance                                              826,519           522,900
     Professional services                                  4,087,578         2,166,005
                                                         ------------      ------------
           Total cost of revenues                           5,005,284         2,778,653
                                                         ------------      ------------
           Gross profit                                     5,774,562         4,096,941
                                                         ------------      ------------

Operating expenses:
     Research and development                               6,190,255         2,842,472
     Sales and marketing                                   11,071,651         7,024,698
     General and administrative                             2,990,480         2,169,779
                                                         ------------      ------------
           Total operating expenses                        20,252,386        12,036,949
                                                         ------------      ------------
           Operating loss                                 (14,477,824)       (7,940,008)

Other (expense) income:
     Interest expense                                         (79,687)          (56,117)
     Interest income                                          489,912           168,830
     Foreign currency exchange                                (10,490)           (3,521)
                                                         ------------      ------------
           Loss before income tax expense                 (14,078,089)       (7,830,816)

Income tax expense                                            153,535             9,100
                                                         ------------      ------------
           Net loss                                       (14,231,624)       (7,839,916)

Other comprehensive income (loss) foreign currency
     translation adjustments                                   11,040            (8,642)
                                                         ------------      ------------
           Comprehensive loss                            $(14,220,584)      $(7,848,558)
                                                         ============      ============

See accompanying notes to consolidated financial statements.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                 Consolidated Statements of Shareholders' Equity

          Nine months ended March 31, 2000 and year ended June 30, 1999






                                                                     PREFERRED STOCK              COMMON STOCK
                                                                --------------------------   ----------------------
                                                                  SHARES        AMOUNT        SHARES       AMOUNT
                                                                -----------   ------------   -----------  ---------
Balances as of June 30, 1998                                     1,675,538    $ 4,490,439     5,026,541     $1,508

Issuance of Series B convertible preferred stock,
     net of issuance costs of $60,007                            1,634,020      5,871,486          --         --

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                            2,922,239     12,096,743          --         --

Issuance of common stock upon exercise of options                     --             --         418,665        126

Deferred stock-based compensation related to
     option grants                                                    --             --            --         --

Amortization of stock-based compensation                              --             --            --         --

Issuance of options to nonemployees                                   --             --            --         --

Issuance of warrants to purchase Series B
     convertible preferred stock                                      --             --            --         --

Foreign currency translation adjustments                              --             --            --         --

Net loss                                                              --             --            --         --
                                                                 ---------    -----------     ---------     ------
Balances as of June 30, 1999                                     6,231,797     22,458,668     5,445,206      1,634

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                              692,099      2,861,552          --         --

Issuance of common stock upon exercise of options                     --             --       2,797,857        839

Deferred stock-based compensation related to
     option grants                                                    --             --            --         --

Amortization of stock-based compensation                              --             --            --         --

Issuance of options to nonemployees                                   --             --            --         --

Foreign currency translation adjustments                              --             --            --         --

Notes receivable                                                      --             --            --         --

Net loss                                                              --             --            --         --
                                                                 ---------    -----------     ---------     ------
Balances as of March 31, 2000                                    6,923,896    $25,320,220     8,243,063     $2,473
                                                                 =========    ===========     =========     ======

                                                                     ADDITIONAL
                                                                      PAID-IN               DEFERRED               NOTES
                                                                      CAPITAL             COMPENSATION           RECEIVABLE
                                                                      -------             ------------           ----------
Balances as of June 30, 1998                                              3,944                  --                    --

Issuance of Series B convertible preferred stock,
     net of issuance costs of $60,007                                      --                    --                    --

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                                      --                    --                    --

Issuance of common stock upon exercise of options                        67,797                  --                    --

Deferred stock-based compensation related to
     option grants                                                    1,303,685            (1,303,685)                 --

Amortization of stock-based compensation                                   --                  96,544                  --

Issuance of options to nonemployees                                     513,297                  --                    --

Issuance of warrants to purchase Series B
     convertible preferred stock                                         27,040                  --                    --

Foreign currency translation adjustments                                   --                    --                    --
                                                                    -----------           -----------             ---------
Net loss                                                                   --                    --                    --

Balances as of June 30, 1999                                          1,915,763            (1,207,141)                 --

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                                      --                    --                    --

Issuance of common stock upon exercise of options                       514,877                  --                    --

Deferred stock-based compensation related to
     option grants                                                    7,958,051            (7,958,051)                 --

Amortization of stock-based compensation                                   --                 663,266                  --

Issuance of options to nonemployees                                     101,149                  --                    --

Foreign currency translation adjustments                                   --                    --                    --

Notes receivable                                                           --                    --                (100,000)

Net loss                                                                   --                    --                    --
                                                                    -----------           -----------             ---------
Balances as of March 31, 2000                                        10,489,840            (8,501,926)             (100,000)
                                                                    ===========           ===========             =========



                                                                   ACCUMULATED
                                                                      OTHER
                                                                  COOMPREHENSIVE                              TOTAL
                                                                     INCOME         ACCUMULATED            SHAREHOLDERS'
                                                                     (LOSS)           DEFICIT                EQUITY
                                                                    -------        -----------           -----------
Balances as of June 30, 1998                                           --           (4,134,773)              361,118

Issuance of Series B convertible preferred stock,
     net of issuance costs of $60,007                                  --                 --               5,871,486

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                                  --                 --              12,096,743

Issuance of common stock upon exercise of options                      --                 --                  67,923

Deferred stock-based compensation related to
     option grants                                                     --                 --                    --

Amortization of stock-based compensation                               --                 --                  96,544

Issuance of options to nonemployees                                    --                 --                 513,297

Issuance of warrants to purchase Series B
     convertible preferred stock                                       --                 --                  27,040

Foreign currency translation adjustments                             (8,642)              --                  (8,642)

Net loss                                                               --           (7,839,916)           (7,839,916)
                                                                    -------        -----------           -----------
Balances as of June 30, 1999                                         (8,642)       (11,974,689)           11,185,593

Issuance of Series C convertible preferred stock,
     net of issuance costs of $30,549                                  --                 --               2,861,552

Issuance of common stock upon exercise of options                      --                 --                 515,716

Deferred stock-based compensation related to
     option grants                                                     --                 --                    --

Amortization of stock-based compensation                               --                 --                 663,266

Issuance of options to nonemployees                                    --                 --                 101,149

Foreign currency translation adjustments                             19,682               --                  19,682

Notes receivable                                                       --                 --                (100,000)

Net loss                                                               --          (14,231,624)          (14,231,624)
                                                                    -------        -----------           -----------
Balances as of March 31, 2000                                        11,040        (26,206,313)            1,015,334
                                                                    =======        ===========           ===========


See accompanying notes to consolidated financial statements.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                                 NINE
                                                                             MONTHS ENDED         YEAR ENDED
                                                                              MARCH 31,            JUNE 30,
                                                                                 2000                1999
                                                                            ------------         -----------
Cash flows from operating activities:
     Net loss                                                               $(14,231,624)        $(7,839,916)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                                         773,280             394,616
           Provision for doubtful accounts                                        70,000              40,000
           Stock compensation expense                                            764,415             609,841
           Changes in operating assets and liabilities:
              Accounts receivable                                             (2,074,468)         (3,043,668)
              Prepaids and other current assets                                 (136,890)           (165,722)
              Accounts payable and accrued expenses                            1,259,844           1,574,014
              Income taxes payable                                               144,435               9,100
              Deferred revenue                                                   525,196             301,530
              Customer deposits and long-term liabilities                        (48,593)           (187,335)
                                                                            ------------         -----------
                 Net cash used in operating activities                       (12,954,405)         (8,307,540)
                                                                            ------------         -----------

Cash flows from investing activities:
     Purchase of property and equipment                                       (1,979,860)           (361,653)
     Other assets                                                               (402,758)            (27,157)
                                                                            ------------         -----------
                 Net cash used in investing activities                        (2,382,618)           (388,810)
                                                                            ------------         -----------
Cash flows from financing activities:
     Principal payments under capital leases                                     (10,901)            (50,698)
     Payments under notes payable                                                (89,655)           (582,759)
     Loans to officers                                                          (100,000)                 --
     Proceeds from issuance of preferred stock                                37,991,731          17,968,229
     Proceeds from issuance of common stock                                      515,716              67,923
                                                                            ------------         -----------
                 Net cash provided by financing activities                    38,306,891          17,402,695
                                                                            ------------         -----------
Changes in cumulative translation adjustment                                      19,682              (8,642)
                                                                            ------------         -----------
Net increase in cash and cash equivalents                                     22,989,550           8,697,703

Cash and cash equivalents at beginning of period                              10,813,819           2,116,116
                                                                            ------------         -----------
Cash and cash equivalents at end of period                                  $ 33,803,369         $10,813,819
                                                                            ============         ===========

Supplemental disclosures of cash flow information:
     Cash paid during the period:
        Interest                                                            $     79,687         $    56,777
                                                                            ============         ===========
        Income taxes                                                        $      9,100         $        --
                                                                            ============         ===========
     Noncash investing and financing activities:
        Deferred stock-based compensation                                   $  7,958,051         $ 1,303,685
                                                                            ============         ===========
        Property and equipment acquired through capital leases              $         --         $   751,200
                                                                            ============         ===========
        Warrants issued in connection with capital lease                    $         --         $    27,040
                                                                            ============         ===========

See accompanying notes to consolidated financial statements.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999



(1)    The Company

       enCommerce, Inc. (the Company or enCommerce), incorporated in California in January 1995, provides Internet-based portal management infrastructure that enables secure, personalized access to a corporation's Web-based applications. The Company's getAccess product suite enables organizations to create a centralized Web-based e-business portal for managing relationships with customers, strategic partners, dealers, suppliers, and employees. During fiscal 1997, the Company changed its focus from consulting services to software development and solution delivery. The Company has offices in England and Japan. These offices are separately incorporated and are wholly owned subsidiaries of the Company.

       On April 18, 2000, the Company entered into an agreement to be acquired by Entrust Technologies Inc. (Entrust). Pursuant to the agreement, Entrust agreed to issue an aggregate of 10,250,000 shares of its common stock in exchange for all of the outstanding capital stock, options, and warrants of the Company. The transaction closed on June 26, 2000, and will be accounted for as a purchase.

(2)    Summary of Significant Accounting Policies

       (a)    Principles of Consolidation

              The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       (b)    Cash and Cash Equivalents

              The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

       (c)    Property and Equipment

              Computer equipment and related software are stated at cost and depreciated using an accelerated method and straight-line method, respectively, over the estimated useful lives of the assets, generally three years. All other equipment and fixed assets are depreciated on a straight-line basis over five years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or estimated useful life of the asset.

       (d)    Software Development Costs

              The Company accounts for software development costs under Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Under SFAS No. 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. Based on the Company's product development process, technological feasibility is generally established upon completion of the working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant, and as a result, the Company has not capitalized any software development costs.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


       (e)    Fair Value of Financial Instruments

              SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, and other assets, as well as accounts payable, accrued expenses, other current liabilities, notes payable, capital lease obligations, and deferred revenue, as reflected in the consolidated financial statements, approximate fair value because of the short-term maturity of these instruments.

       (f)    Impairment of Long-Lived Assets

              The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

       (g)    Revenue Recognition

              The Company primarily derives its revenues from software license fees, professional services, and software product maintenance services. The Company also derives revenue from distribution licenses and royalties from those distributor arrangements. Revenue from distributor licenses is recognized ratably over the related license period, because of the distributor's rights to receive unspecified products and upgrades.

              Software License Revenues

              The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation, and training to be allocated to each element based on the relative fair values of the elements. The fair value of the element must be based on evidence that is specific to the vendor. If a vendor does not have evidence of the fair value for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered.

              Revenues from perpetual software license agreements are recognized upon shipment of the software when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is probable. Revenues from post-contract customer support services are recognized ratably over the term of the maintenance period.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


              In December 1998, the Accounting Standards Executive Committee issued SOP98-9, Modification of SOP97-2, Software Revenue Recognition, with Respect to Certain Transactions, which requires recognition of revenue using the "residual method" in multiple-element arrangements when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method," the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP97-2. The Company did not have a material change to its accounting for revenues as a result of the provisions of SOP98-9, which was effective for fiscal 2000.

              Professional Services Revenues

              Professional services revenues primarily relate to services performed in connection with installation and implementation of the Company's software products. Revenues are recognized as the services are performed. The majority of professional services is provided on the basis of time and expense. For fixed-fee services, provision for estimated losses on projects is made during the period in which the loss becomes probable and can be reasonably estimated.

       (h)    Income Taxes

              The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       (i)    Stock Option Plans

              The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No.25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted SFAS No.123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. SFAS No.123 also allows entities to continue to apply the provisions of APB Opinion No.25 and provide pro forma disclosures for employee stock option grants as if the fair value-based method defined in SFAS No.123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No.25 and provide the pro forma disclosure provisions of SFAS No.123.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


       (j)    Concentration of Credit Risk

              The Company is exposed to credit risk in the event of default by any of its customers to the extent of amounts recorded as accounts receivable on the accompanying consolidated balance sheets. The Company performs ongoing credit evaluations of its customers' financial condition and maintains reserves for estimated credit losses. Actual losses to date have been within management's expectations.

              For the nine months ended March 31, 2000 and year ended June 30, 1999, four customers made up approximately 42% and 62%, respectively, of the Company's sales. As of March 31, 2000 and June 30, 1999, three customers comprised approximately 40% and 70%, respectively, of accounts receivable.

       (k)    Foreign Currency Translation

              The financial statements for the Company's foreign subsidiaries are measured using the local currency as the functional currency. Foreign assets and liabilities in the accompanying consolidated balance sheets have been translated at the rate of exchange as of the balance sheet date. Revenue and expenses are translated at the average exchange rate for the year. Translation adjustments are reported as a component of accumulated other comprehensive loss in shareholders' equity. Foreign currency transaction gains and losses are included in the accompanying consolidated statements of operations and comprehensive loss.

       (l)    Comprehensive Income (Loss)

              In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and disclosures of comprehensive income and its components (revenues, expenses, gains, and losses) in financial statements. The Company adopted SFAS No. 130, effective July 1, 1998, and elected to display comprehensive loss and its components in its consolidated statement of shareholders' equity. The only component of accumulated other comprehensive income is related to the Company's foreign currency translation adjustment. No income taxes have been allocated to other accumulated comprehensive income due to the fact that the Company's investment in its foreign subsidiary has been deemed to be essentially permanent in duration.

       (m)    Use of Estimates

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


       (n)    Reclassification

              Certain amounts in the accompanying June 30, 1999, consolidated financial statements have been reclassified in order to conform with the presentation of the March 31, 2000, consolidated financial statements.

(3)      Balance Sheet Components

       (a)    Accounts Receivable

              Accounts receivable consisted of the following:


                                                      MARCH 31,      JUNE 30,
                                                        2000          1999
                                                    ------------   -----------
              Trade accounts receivable             $  5,251,580   $ 3,272,810
              Unbilled receivables                       221,399       125,701
                                                    ------------   -----------
                                                       5,472,979     3,398,511
              Less allowance for doubtful
                   accounts                              120,000        50,000
                                                    ------------   -----------
                                                    $  5,352,979   $ 3,348,511
                                                    ============   ===========

       (b)    Property and Equipment

              A summary of property and equipment follows:


                                                      MARCH 31,       JUNE 30,
                                                        2000           1999
                                                    ------------   ------------

              Computers and related equipment       $  3,243,852    $ 1,587,933
              Furniture, fixtures, and equipment         319,049        199,411
              Leasehold improvements                     178,666          4,055
                                                    ------------    -----------
                                                       3,741,567      1,791,399
              Less accumulated depreciation
                   and amortization                    1,328,747        585,159
                                                    ------------    -----------
                                                    $  2,412,820    $ 1,206,240
                                                    ============    ===========


              Included in fixed assets as of March 31, 2000 and June 30, 1999, is equipment under capital leases totaling approximately $784,000 and $751,000, respectively, with related accumulated amortization of approximately $406,000 and $156,000 for the nine months ended March 31, 2000, and year ended June 30, 1999, respectively.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


       (c)    Accrued Expenses

              A summary of accrued expenses follows:

                                                          March 31,     June 30,
                                                            2000          1999
                                                         -----------  ----------

               Accrued compensation and benefits         $ 1,969,097  $  900,648
               Other accrued expenses                        321,022     437,449
                                                         -----------  ----------
                                                         $ 2,290,119  $1,338,097
                                                         ===========  ==========


(4)    Notes Payable

       In September 1997, the Company entered into a loan agreement to finance the purchase of equipment. Under the agreement, the Company borrowed approximately $200,000 at the bank's prime rate plus 1.5%. The loan is secured by all assets of the Company. The Company is required to make monthly installments through August 2000 and maintain a minimum liquidity (unrestricted cash and 50% of accounts receivable) of two times the loan's outstanding principal balance. This loan agreement was paid in full as of March 31, 2000.

       In February 1998, the Company entered into a loan agreement that provides for a $750,000 line of credit. The loan agreement did not contain any financial covenants. The line of credit expired on August 13, 1999.

(5)    Notes Receivable

       In January 2000, the Company made two full recourse loans to officers of the Company as evidenced by two notes for $50,000 each, at 8% interest per year, due and payable in January 2002. Both loans are secured in part by a pledge of the Company's common stock.

(6)    Shareholders' Equity

       (a)    Preferred Stock

              During fiscal 1998, the Company sold 1,675,538 shares of Series A convertible preferred stock at $2.68 per share. During fiscal 1999, the Company sold 1,634,020 and 2,922,239 shares of Series B and C convertible preferred stock, respectively, at $3.63 and $4.15 per share, respectively. In July and August 1999, the Company sold 692,099 additional shares of Series C preferred stock at $4.15 per share. In July 1999, the Company sold 692,099 additional shares of Series C preferred stock at $4.15 per share. During the nine months ended March 31, 2000, the Company sold 3,963,114 shares of Series D mandatorily redeemable convertible preferred stock at $9.46 per share. In April 2000, the Company sold an additional 458,971 shares of Series D mandatorily redeemable convertible preferred stock at $9.46 per share.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


              The rights, preferences, and privileges of the Series A, B, and C convertible preferred stock and Series D mandatorily redeemable convertible preferred stock are as follows:

              . Series A, B, C, and D shareholders are entitled to noncumulative dividends of 8% of the original purchase price per annum, when and if declared by the Board of Directors, payable in preference to common stock dividends.



              . Series A, B, C, and D shareholders have a liquidation preference of $2.68, $3.63, $4.15, and $9.46 per share, respectively, plus all declared and unpaid dividends. After the payment of the liquidation preference to the holders of the Series A, B, C, and D preferred stock, the remaining assets shall be distributed ratably to the holders of the common stock and the Series A, B, C, and D preferred stock on a common equivalent basis, until the holders of the Series A, B, C, and D preferred stock have received a preferential return, which is equal to 25% of the original purchase price as of the closing of the Series A, B, C, and D preferred stock (as the case may be), and will increase by an additional 25% of the original purchase price on each anniversary of such closing, up to a maximum of 100% of the purchase price.

              . Each share of Series A, B, C, and D preferred stock is convertible at any time at the option of the holder into one share of common stock. Conversion of the convertible preferred stock is automatic in the event of an initial public offering in excess of $30,000,000 and at an offering price of not less than $14.19 per share. Series A, B, C, and D shareholders are protected by certain antidilution provisions.

              . The Company could be required to redeem the Series D mandatorily redeemable convertible preferred stock from the holders upon receipt of written request from holders at any time after 30 days prior to the fifth anniversary of the original issue date of the Series D mandatorily redeemable preferred stock.

              . Each share of Series A, B, C, and D preferred stock votes equally with shares of common stock on an as if converted basis.

              . The holders of a majority of the outstanding Series A and D preferred stock are entitled to elect one director.

(b)      Warrants

         During fiscal 1999, the Company issued a warrant to purchase 9,917 shares of Series B convertible preferred stock, in connection with a capital lease. The warrant has an exercise price of $3.63 and expires in June 2009. The fair value of the warrant was $27,040 as determined by using the Black-Scholes option pricing model, with the following assumption: 76% volatility; risk-free rate of 6.0%; and life of 10 years. The fair value of the warrant has been recorded as a discount on the related capital lease and is being amortized over the lease term. As of March 31, 2000, the warrant remains outstanding.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


       (c)    Stock Options

              The Company has authorized 29,263,546 shares of common stock for issuance under its 1997 Stock Option Plan (the Plan). Stock options may be granted at not less than fair market value per share at the date of grant as determined by the Board of Directors. Options are exercisable for 10 years and generally vest 25% after one year from date of grant and ratably per month thereafter, over a 4-year period.

              For the nine months ended March 31, 2000, and year ended June 30, 1999, the Company granted options to nonemployees. The options vest immediately or as the option-holders perform services for the Company. The total deferred compensation expense related to these options as determined using the Black-Scholes option pricing model as of March 31, 2000, and June 30, 1999, totaled approximately $498,000 and $513,000, respectively, and is being recognized at the date of grant, or over the expected period of benefit. For the nine months ended March 31, 2000, and year ended June 30, 1999, compensation expense related to nonemployee stock options totaled $101,149 and $513,297, respectively.

              The fair value of each option grant to nonemployees is measured at each vesting date or estimated at each balance sheet date prior to vesting of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield; volatility of 76%; risk-free interest rates of 6.53% and 5.96% for the nine months ended March 31, 2000, and year ended June 30, 1999, respectively; the contractual life of 10 years in both the nine months ended March 31, 2000, and year ended June 30, 1999. The weighted-average fair value of options granted to nonemployees for the nine months ended March 31, 2000, and year ended June 30, 1999, was $8.43 and $1.87, respectively.

              The Company uses the intrinsic-value method in accounting for its employee stock-based compensation plans. As of March 31, 2000, the Company recorded deferred stock compensation of $7,958,051 for the difference at the grant date between the exercise price of each stock option granted and the fair value of the underlying common stock. This amount is being amortized over the vesting period, generally 48 months, on a straight-line basis. Had compensation costs been determined in accordance with SFAS No. 123, for all of the Company's stock-based compensation plans, net loss would have been $14,314,319 and $7,873,231 for the nine months ended March 31, 2000, and year ended June 30, 1999, respectively.

              For purposes of SFAS No. 123 disclosures, the fair value of each option granted to employees is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield; volatility, none; risk-free interest rates of 5.94% and 5.25% for the nine months ended March 31, 2000, and year ended June 30, 1999, respectively; and expected life of four years for both the nine months ended March 31, 2000, and year ended June 30, 1999. The weighted-average fair value of options granted to employees for the nine months ended March 31, 2000, and the year ended June 30, 1999, was $5.41 and $0.96 per share, respectively.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999



              The following table summarizes information about stock options outstanding under the Plan as of March 31, 2000:

                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                           WEIGHTED-
                                            REMAINING          AVERAGE           NUMBER            AVERAGE
          EXERCISE         NUMBER          CONTRACTUAL        EXERCISE          OF SHARES         EXERCISE
           PRICE         OUTSTANDING       LIFE (YEARS)         PRICE          EXERCISABLE          PRICE
     ---------------   ----------------   ---------------   --------------   ----------------   --------------
      $    0.05            385,836             7.13         $    0.05               13,022       $   0.05
        0.26 to 0.45       694,712             8.53              0.29              368,971           0.27
        0.72 to 0.85       675,646             8.98              0.78               80,729           0.72
           1.10            146,682             9.40              1.10                   --             --
           1.75            286,875             9.60              1.75                   --             --
           1.75            505,000             9.80              2.90                   --             --
           5.00            621,500             9.98              5.00                   --             --
                        ----------                                              ----------

                         3,316,251                                                 462,722
                        ==========                                              ==========


Option activity for the Plan is summarized as follows:


                                              Stock options outstanding
                                       -----------------------------------------
                                                                 Weighted-
                                                                  average
                                                                  exercise
                                           Number of             price per
                                             shares                share
                                       -------------------   -------------------

Balance as of June 30, 1998                 3,818,690           $   0.15

Options granted                             1,885,500               0.65
Options canceled                             (421,125)              0.29
Options exercised                            (418,665)              0.16
                                          -----------

Balance as of June 30, 1999                 4,864,400               0.31

Options granted                             2,036,500               2.87
Options canceled                             (786,792)              0.94
Options exercised                          (2,797,857)              0.22
                                          -----------

Balance as of March 31, 2000                3,316,251               1.80
                                          ===========
                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999


(7)    Leases

       The Company has entered into various operating leases for its facilities and office equipment. The leases expire through 2004. The Company also leases certain equipment under capital lease arrangements that expire in 2003. Future lease commitments are as follows:


    THREE MONTHS
       ENDING                                                           CAPITAL      OPERATING
   JUNE 30, 2000                                                        LEASES         LEASES
   -------------                                                      ----------     ----------
       2000                                                            $  72,694    $ 264,319


     Year ending
      June 30,
--------------------
        2001                                                           $  305,929   $1,096,062
        2002                                                              343,925      586,566
        2003                                                              129,335      389,232
        2004                                                               11,660           --
                                                                       ----------   ----------
        Total minimum lease payments                                      863,543   $2,336,179
                                                                                    ==========
        Less amount representing interest                                 173,942
                                                                       ----------
        Present value of minimum lease payments                           689,601

        Less current portion of capital lease obligations                 213,438
                                                                       ----------
        Capital lease obligations, net of current portion              $  476,163
                                                                       ==========


       In the nine months ended March 31, 2000, the Company entered into a noncancelable sublease of certain facilities. Payments to be received under this sublease will total $80,784 and $353,000 for the three months ended June 30, 2000, and in fiscal 2001, respectively. The Company's rent expense was $701,565 and $523,624 for the nine months ended March 31, 2000, and the year ended June 30, 1999, respectively.

       Included in other noncurrent assets on the consolidated balance sheet as of March 31, 2000, is $337,056 of restricted cash to support a letter of credit provided as a security deposit on the Company's leased facility.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999



(8)    Income Taxes

       The components of income tax expense (benefit), as presented in the accompanying consolidated statements of operations and comprehensive loss for the nine months ended March 31, 2000, and year ended June 30, 1999, are comprised of federal, state, and foreign taxes as follows:

March 31, 2000:                      Current     Deferred      Total
                                   -----------  ----------  ----------

     State                            $ 10,263          --    $ 10,263
     Foreign                           143,272                 143,272
                                   -----------  ----------  ----------

          Total                       $153,535          --     153,535
                                   ===========  ==========  ==========

June 30, 1999:

     State                            $  1,600          --    $  1,600
     Foreign                             7,500          --       7,500
                                   -----------  ----------  ----------

          Total                       $  9,100          --    $  9,100
                                   ===========  ==========  ==========

       The Company's reported income tax expense (benefit) for the nine months ended March 31, 2000, and year ended June 30, 1999, differs from the amount obtained by applying the federal statutory income tax rate of 34% to loss before income taxes as follows:

                                                              March 31,         June 30,
                                                                2000             1999
                                                            ------------     -----------

Income tax benefit at statutory rate                         $(4,787,944)    $(2,662,500)
State tax benefit, net of federal tax benefit                     10,263           1,600
Foreign tax rate differentials                                    32,871           2,000
Net operating loss not benefited                               4,680,725       2,610,100
Qualified stock options                                          191,120          34,100
Meals and entertainment                                           26,500          23,800
                                                            ------------     -----------

              Actual income tax  expense                     $   153,535      $    9,100
                                                            ============     ===========

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999



The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of March 31, 2000, and June 30, 1999, are as follows:

                                                                   March 31,     June 30,
                                                                     2000          1999
                                                                 ------------   ----------
Deferred tax assets:
     Net operating loss carryforwards                            $  8,913,000   $3,892,000
     Research credit carryforwards                                    739,000      306,000
     Deferred revenue and other assets                                330,000      253,000
     Accrued liabilities not currently
        deductible for tax purposes                                   248,000      299,000
     Fixed assets                                                     113,000       26,000
     State taxes                                                        3,000        1,000
                                                                 ------------   ----------

           Total gross deferred tax assets                         10,346,000    4,777,000

Less valuation allowance                                           10,207,000    4,647,000
                                                                 ------------   ----------

           Deferred tax assets, net
              of valuation allowance                                  139,000      130,000

Deferred tax liabilities:
     Accrual to cash conversion                                       124,000      122,000
     Other                                                             15,000        8,000
                                                                 ------------   ----------

           Net deferred tax assets                               $         --   $       --
                                                                 ============   ==========


The net change in the total valuation allowance for the nine months ended March 31, 2000, and year ended June 30, 1999, was a net increase of $5,560,000 and $2,714,000, respectively.

As of March 31, 2000, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $23,548,000 and $10,197,000, respectively. The federal net operating loss carryforwards expire in fiscal 2020. The California net operating loss carryforwards expire in fiscal 2005.

As of March 31, 2000, the Company has research and development credit carryovers for federal and California income tax purposes of approximately $497,000 and $367,000, respectively. The federal research and experimental credit expires by the year 2020. The California research and experimental credit can be carried forward indefinitely.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management does not believe it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying consolidated balance sheets.

                        enCOMMERCE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        March 31, 2000 and June 30, 1999




       Federal and state tax laws impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. The Company has not yet determined if an ownership change has occurred. If such an ownership change had occurred, utilization of the net operating losses will be subject to an annual limitation in future years.

(9)    Subsequent Events

       In April 2000, the Company granted nonperformance warrants to a professional services firm to purchase 370,000 shares of preferred stock at an exercise price of $9.46 per share. The warrants expire in three years. Conversion of the warrants for common stock is automatic if the Series D preferred stock is converted for any reason. The Company will value these warrants using the fair-value method and record compensation expense in the fourth quarter of 2000.

(10)   Recent Accounting Pronouncements

       In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133, as amended, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect SFAS No.133 to have a material effect on its consolidated financial position or results of operations.

       In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. In June 2000, the SEC issued SAB No. 101B which delays the implementation date of SAB No. 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999.

       In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation. FIN No. 44 further defines the accounting consequence of various modifications to the terms of a previously fixed stock option or award under APB Opinion No. 25. FIN No.44 becomes effective on July 1, 2000, but certain conclusions in FIN No. 44 cover specific events that occur after December 15, 1998 or January 12, 2000. The Company has not completed its evaluation of the impact of FIN No. 44 on its consolidated financial position or results of operations.